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                                                                   EXHIBIT 10.21
                       ACKNOWLEDGMENT AND WAIVER AGREEMENT

         This Agreement ("AGREEMENT"), dated December ___, 2005, is entered into by and between Prentiss Properties Trust, a Maryland real estate investment trust (the "COMPANY") and ____________ ("KEY EMPLOYEE").

      1. Acknowledgement. Pursuant to the terms of the Prentiss Properties Trust Change in Control Severance Protection Plan for Key Employees (the "PLAN"), Key Employee is eligible to receive benefits set forth in
         Section 4.2 of the Plan upon a Qualifying Termination (as it is defined in the Plan) of employment.

      2. Waiver of Benefits. Key Employee hereby waives any and all rights which Key Employee has pursuant to the Plan in consideration for the payment of, prior to January 1, 2006, (i) a lump sum amount equal to the amount which Key Employee would have been eligible to receive under Section 4.2(b) of the Plan, plus (ii) a lump sum amount equal to the aggregate sum of all the premiums (both employer and employee portion of such premiums) that would be payable by the Company to provide for the benefits set forth in Section 4.2(c) of the Plan. The total payment amount is listed on Exhibit A of this Agreement.

      3. Acceleration of Certain Equity Grants. Notwithstanding the foregoing, if the Qualifying Termination takes place within three years of the date of grant of any award of restricted stock or any option in Brandywine Realty Trust ("BRANDYWINE") which was granted in connection with the merger of the Company with Brandywine (the "MERGER"), then the restrictions with respect to any such grant of restricted stock shall immediately lapse, and any such option granted shall become immediately vested and exercisable.

      4. Section 4999 Tax Gross-Up. Article VI of the Plan, relating to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "CODE"), shall continue to apply in full force and effect as set forth in the Plan.

      5. Section 409A Tax Gross-Up.

              (a) In the event it shall be determined that the payment of the amounts listed on Exhibit A to this Agreement in 2005 (the "2005 Payments") is or will be subject to the excise tax imposed by Section 409A of the Code or any interest or penalties with respect to such payment or excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then Key Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Key Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including but not limited to, any income tax, employment tax or Excise tax, imposed upon the Gross Up Payment, Key Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive's residence (or, if greater, the state and locality in which Executive is required to file a nonresident income tax return with respect to the Payment) on the date of termination, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.




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              (b) If it is finally determined that any of the Total Payments are subject to Excise Tax any determinations as to the amount of the Gross-Up Payment shall be made by an independent accounting firm selected by the Company (the "Accounting Firm"), which shall provide its determination (the "Determination"), together with detailed supporting calculations regarding the amount of any Gross-Up Payment and any other relevant matter, both to the Company and Key Employee by no later than ten (10) days following such final determination, or such earlier time as is requested by the Company or Key Employee (if Key Employee reasonably believes that any of the Total Payments may be subject to the Excise Tax). If a Gross-Up Payment is determined to be payable, it shall be paid to Key Employee within twenty (20) days after the Determination (and all accompanying calculations and other material supporting the Determination) is delivered to the Company by the Accounting Firm. Any determination by the Accounting Firm shall be binding upon the Company and Key Employee, absent manifest error.

              (c) If a claim by a federal, state or local taxing authority is made against Key Employee, and if Key Employee intends to seek a Gross-Up Payment with respect thereto under this Section, Key Employee shall promptly notify (i) the Company in writing of such claims, setting forth such claims in reasonable detail and providing copies of any written documentation provided by the taxing authority in connection with its claims. The Company shall have fifteen (15) days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and Key Employee shall cooperate with it in connection therewith; provided, that Key Employee may participate in such settlement or defense through counsel chosen by Key Employee and paid at his own expense. So long as the Company is reasonably contesting any such claim in good faith, Key Employee shall not pay or settle any such claim without the consent of the Company, which consent shall not be unreasonably withheld. If the Company does not notify Key Employee in writing within fifteen (15) days after receipt of the Company's written notice of a claim to a Gross-Up Payment hereunder that it elects to undertake the defense thereof, Key Employee shall have the right to undertake, at the Company's cost, risk and expense, the defense, compromise or settlement of the claim, but shall not thereby waive any right to a Gross-Up Payment therefore pursuant to this Agreement. The Company shall pay Key Employee's expenses as and when incurred.

      6. Applicable Law. This Acknowledgment and Waiver will be governed and construed in accordance with the laws of the State of Texas.

      7. No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties to this Acknowledgment and Waiver and, except to the extent the Company is affected hereby, should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claims or actions or other right in excess of those existing without reference to this Agreement.




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      8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together constitute one and the same instrument.

      9. Severability. Any provision of this Acknowledgment & Waiver that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party to this Agreement, each party hereto acknowledges that the obligations of the parties hereto shall be specifically enforceable.

     10. Further Assurances. The parties hereto will execute and deliver or cause to be executed and delivered such further instruments and documents and will take such other actions as any other party to this Acknowledgment and Waiver may reasonably request in order to effectuate the purpose of this Acknowledgment and Waiver and to carry out the terms thereof.

     11. Successors to Company. This Acknowledgement and Waiver shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Acknowledgment and Waiver in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term "Company" as used herein shall mean a trust, corporation or other entity acquiring all or substantially all the assets and business of the Company whether by operation of law or otherwise.

     12. Assignability by Participant. Neither this Acknowledgment and Waiver nor any right or interest hereunder shall be assignable or transferable by Key Employee or his or her beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Acknowledgment and Waiver shall inure to the benefit of and be enforceable by a Key Employee's legal personal representative.

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         IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment and Waiver to be duly executed as of the day and year first written above.





                                          KEY EMPLOYEE





                                          ______________________________________
                                          [Key Employee Name]



                                          THE COMPANY
                                          PRENTISS PROPERTIES TRUST





                                          By:   ________________________________
                                          Name: ________________________________
                                          Title: _______________________________